Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 (333-185193) of our report dated April 26, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Frontline Ltd's Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
January 23, 2013